Exhibit 10.1

April 18, 2003

Title	Chairman of the Board Effective Date 4/21/03 Riverstone Networks, Inc.

Salary	$ 250,000 Per Year plus Company Benefits

Retention Bonus	In consideration of your becoming Chairman, assisting in the Executive Management transition as well as helping to accomplish this years financial plan, a retention bonus of $ 500,000 will be immediately paid to you. This Retention Bonus is do and repayable to Riverstone If you leave within 1 Year of effective date.

Period of Time	12 Months or Fiscal Year, Automatically Renewed unless Written Notice Given by Either Party 90 Days in Advance

Responsibilities	Responsibilities Are for a Working Chairman To be Acting CEO and Run Day to Day Operations until Position is Filled

Assist in New CEO Search

Support and Transition Responsibilities to New CEO

With the BOD and CEO, Define and Accomplish New Responsibilities as Chairman

Severance Agreement	New Agreement to be Established with you by Next BOD Meeting

/s/ Romulus Pereira	/s/ Piyush Patel
Romulus Pereira, CEO Riverstone Networks, Inc.	Piyush Patel, Chairman of the Board Riverstone Networks, Inc.